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                                                                     EXHIBIT 5.1




                      [CONYERS DILL & PEARMAN LETTERHEAD]


September 10, 2002

Helen of Troy Limited                                   OUR REF:     JTM/325238
1 Helen of Troy Plaza
El Paso, Texas 79912
United States of America


Dear Sirs:

RE:      HELEN OF TROY LIMITED (THE "COMPANY")
         REGISTRATION STATEMENT ON FORM S-3

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on Form S-3 (Registration No. 333-99295) (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the U.S. Securities and Exchange Commission (the "Commission") on September 6, 2002 relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 800,000 common shares, par value $0.10 per share, of the Company (the "Common Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed copies of the memorandum of association and bye-laws of the Company, each certified by the Assistant Secretary of the Company on August 30, 2002, copies of written resolutions passed by the audit committee of the board of directors of the Company dated August 7, 2002 and August 21, 2002, each certified by the Secretary of the Company on September 10, 2002 (collectively, the "Resolutions") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended and
(e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.



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                                      -2-


The opinion expressed in paragraph 2 below is based solely upon a review of the register of members of the Company dated September 5, 2002 and certified by the Secretary of the Company on September 10, 2002.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is addressed to the Company solely for the benefit of the Company and for the purpose of the registration of the Common Shares as described in the Registration Statement, and is neither to be transmitted to any other person or relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person without our prior written consent.

On the basis of and subject to the foregoing we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. The Common Shares are validly issued, fully paid and nonassessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully



/s/ CONYERS DILL & PEARMAN

September 10, 2002